Exhibit 4.3.2.4

Atlantic Innovation Fund

Amendment No. 4

Contract Number: 203260

This Amendment made

BETWEEN:	ATLANTIC CANADA OPPORTUNITIES AGENCY

(hereinafter referred to as “ACOA”)

AND:	METAMATERIAL TECHNOLOGIES INC., a corporation duly incorporated under the laws of Canada, having its head office located at 1 Research Drive, Dartmouth, Nova Scotia, B2Y 4M9

(hereinafter referred to as “MTI”)

AND:
LAMDA GUARD INC., a corporation duly incorporated under the laws of Canada, having its head office located at 1 Research Drive, Dartmouth. Nova Scotia, B2Y 4M9

(hereinafter referred to as 'LGI')

(MTI and LGI herein collectively referred together as 'the Recipient')

WHEREAS ACOA and the Proponent have entered into a contribution agreement (the “Agreement”) pursuant to the Atlantic Innovation Fund (AIF) dated March 23, 2015 and as amended

WHEREAS the parties wish to amend the Agreement in order to incorporate changes to the NANOLIFT – Nanostructured Laser Interference Filter Technologies Project which have occurred during the time between commencement of the Project and the date of this Amendment Agreement.

IN CONSIDERATION of the mutual covenants and agreements herein and subject to the terms and conditions in this Amendment Agreement, the parties agree as follows:

1.
(a) DELETE:

Schedule 2, Statement of Work, Eligible Costs, as follows:

Refer to Schedule A for deletions to the Eligible Costs as shown by sections that have been denoted by a strikethrough.

(b) ADD:

Schedule 2, Statement of Work, Eligible Costs, as follows:

Refer to Schedule A for additions to the Eligible Costs as shown by sections that have been denoted by a highlight.

This Amendment Agreement is supplementary to the Agreement and all other terms and conditions of the Agreement will remain in full force and effect.

For ease of reference, attached ns Schedule B is a consolidation of the Agreement and all of the amendments executed by the parties.

This Amendment Agreement must be signed by the Proponent and received by ACOA on or before 30 days from the date of this cover letter, failing which it will be null and void.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.

ATLANTIC CANADA OPPORTUNITIES AGENCY,

Per: ______________________

Peter Hogan, Vice-President (Nova Scotia)
Name & Title

Oct. 28/16
Date

METAMATERIAL TECHNOLOGIES INC.,

Per: ______________________

George Palikaras, President CEO
Name & Title

Oct 28/16
Date

Per: ______________________

____
Name & Title

____
Date

LAMDA GUARD INC.,

Per: ______________________

George Palikaras, President + CEO
Name & Title

Oct 28/16
Date

Per: ______________________

____
Name & Title

____
Date

Atlantic Canada Opportunities Agency	Agency de promotion économique du Canada atlantique

	Nova Scotia Office PO Box 2284 Station “C” Halifax. N.S. B3J 3C8	Bureau de la Nouvelle-Écosse C.P. 2284 Succ. “C” Halifax (N.-É.) B3J 3C8
OCT 28 2016

Contract Number 203260

Amendment #4

Metamaterial Technologies Inc.

1 Research Drive

Dartmouth, Nova Scotia

B2Y 4M9

Attention: Dr. George Palikaras, CEO

Dear Dr. Palikaras:

Re: Atlantic Innovation Fund (AIF) – NANOLI FT – Nanostructured Laser Interference Filter Technologies Project

With reference to the above-noted project, please find enclosed:

(1)
Two original copies of Amendment #4. If you are in concurrence with this amendment, please sign both copies and return one copy to us on or before thirty days from the date of this covering letter. The other copy is for your records.

(2)
A consolidation copy (Schedule ‘B’) of the Agreement and this amendment. This consolidation is for working purposes only.

Should you have any questions concerning this amendment, please contact me at 902-426-8676; toll-free at 1-800-565-1228 or via email at Shane.Fleming@canada.ca.

Yours truly,

Encls.